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                                                                    EXHIBIT 99.1

PEREGRINE SYSTEMS(R) NAMES THREE INDEPENDENT BOARD MEMBERS, COMPLETING FIVE-MEMBER BOARD

COMPANY GAINS STRONG LEADERSHIP IN TECHNOLOGY AND CORPORATE GOVERNANCE

SAN DIEGO, March 25, 2003 -- Peregrine Systems, Inc. (OTC: PRGNQ), a global provider of consolidated asset and service management software, today announced the appointment of three independent members to the company's board of directors, completing its new, five-member board.

Joining Peregrine's board are Richard H. Koppes, of counsel to the law firm of Jones Day and a former consulting law professor at Stanford University School of Law; John Mutch, former president and CEO of HNC Software, Inc.; and Dr. Peter van Cuylenburg, a long-time technology executive and currently venture partner with Pond Venture Partners. An interim board made up of Gary Greenfield, Peregrine's CEO, and Thomas Weatherford, a senior financial executive with more than 30 years of experience in public and private technology companies, had been charged with naming the new board members with former bankruptcy judge Erwin I. Katz serving as a consultant. Greenfield and Weatherford remain directors of the new board.

"I am delighted to welcome leaders of such distinction in their respective fields to Peregrine's board," said Greenfield. "The board's outside directors bring deep technology industry experience, as well as outstanding reputations in corporate governance. We have an opportunity to move this company forward, and I believe they will contribute greatly to Peregrine's future. Creation of the new board marks another significant milestone for the company as we focus on operational improvement, strong products and serving our global customer base."

The new board members collectively bring many years of experience in business, technology and finance:

- Richard H. Koppes, whose career spans the last 30 years, is one of the foremost experts in corporate governance in the United States. In his legal practice with Jones Day, based in Sacramento, Calif., Koppes advises clients on corporate governance and shareholder value issues. In addition to his role with the Executive Education programs at Stanford University Law School, he also serves as coordinator of Stanford's Institutional Investors' Forum. He was a principal in the Sacramento, Calif.-based American Partners Capital Group from 1996 to 1998. Koppes served as the deputy executive officer and general counsel of the California Public Employees' Retirement System (CalPERS). In a 10-year career at CalPERS, he became nationally recognized as the leading expert in the corporate governance and shareholder rights issues facing many corporations and institutional investors today. He serves on the boards of Apria Healthcare, ICN Pharmaceuticals and


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        the Investor Responsibility Research Center (IRRC). Koppes earned a
        Juris Doctor degree in 1971 from University of California Los Angeles School of Law, and earlier a Bachelor of Arts degree in political science from Loyola Marymount University in Los Angeles in 1968.

- John Mutch, a technology industry executive for more than 20 years, joined HNC Software in 1997 as vice president of marketing and corporate development. He was promoted to president of the insurance solutions business before becoming president and chief operating officer in 1999. He was subsequently named president and CEO in December of that year, a position he held until August 2002 when this developer of analytic and decision management software merged with Fair, Isaac and Company. While he was CEO, the company achieved a compound annual growth rate of 40 percent during a difficult market period for the technology industry. In 1994, Mutch founded San Diego-based MVentures Holdings, Inc., a special situation private equity fund that invested in public and private technology companies, and he currently serves as general partner. From l986 to 1994, Mutch served in a variety of executive sales and marketing positions at Microsoft Corp., a period in which the company grew from $285 million to $5.5 billion in annual sales. Mutch was director of enterprise marketing when he left Microsoft. Earlier in his career, he worked in management positions at Prentice Hall and Data Copy. He serves on the board of Brio Software, Inc. Mutch earned a Master of Business Administration degree in 1997 from the University of Chicago, and a Bachelor of Science degree in 1980 from Cornell University in Ithaca, New York.

- Dr. Peter van Cuylenburg has more than 25 years of senior and executive management experience with global technology companies, as well as start-up organizations. He was president and COO of InterTrust Technologies Corp. before becoming a venture partner with Pond Venture Partners in 2001. Prior to that, Dr. van Cuylenburg served as president of Quantum Corporation's DLTtape and Storage Systems Group from 1996 to 1999. He was executive vice president of operations for Xerox Corp (1993-1996), and president and COO of Next Computer, Inc. (1992-1993). Earlier he was named CEO of Mercury Communications and a main board director for its parent company, Cable & Wireless in the United Kingdom (1989-1991). Dr. van Cuylenburg began his career at Texas Instruments, holding a variety of engineering, marketing and operations positions from 1973 to 1989 in the United Kingdom, France and the United States. Dr. van Cuylenburg has served on numerous corporate boards. He is non-executive chairman of four start-up companies: Transitive Technologies, SealedMedia Limited, Elixent Ltd. and Anadigm Ltd. He also serves on the boards of two public companies, QAD Inc. and JNI Corporation. Dr. van Cuylenburg earned a bachelor's degree in electrical engineering in 1971 from Bristol Polytechnic in the United Kingdom. In addition, he received an honorary degree of doctor of technology from that institution in 1992.

Weatherford, who was named to the board in February, recently retired as chief financial officer of the business intelligence software leader, San Jose, Calif.-based Business Objects, having served in that position since 1997. With long experience in the international software and


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financial world, Weatherford held senior financial positions at NETCOM On-Line
Communication Services, Logitech, Texas Instruments, Schlumberger and Tandem Computers. He currently serves on the board of two public companies: ILOG and Saba Software, Inc., and a private technology company: SealedMedia.

Heidrick & Struggles, a leading global executive search firm, was retained as a consultant to assist Judge Katz and Peregrine's interim board in the identification and selection of the independent director candidates in the effort to build a world-class board.

Peregrine had proposed creating the new, five-member board in its plan of reorganization submitted to the U.S. Bankruptcy Court in Delaware. The company filed a voluntary Chapter 11 petition with the Delaware court on Sept. 22, 2002, and its proposed plan of reorganization and disclosure statement on Jan. 20.

ABOUT PEREGRINE

Founded in 1981, Peregrine Systems develops and sells application software to help large global organizations manage and protect their technology resources. With a heritage of innovation and market leadership in consolidated asset and service management software, the company's flagship offerings include ServiceCenter(R) and AssetCenter(R), complemented by Employee Self Service, automation and integration. Headquartered in San Diego, Calif., Peregrine's solutions facilitate the automation of business processes, resulting in increased productivity, reduced costs and accelerated return on investment for its more than 3,500 customers worldwide.

ABOUT HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Heidrick & Struggles International, Inc. is the world's premier provider of executive search and leadership consulting services. Currently, approximately 1,400 Heidrick & Struggles search professionals and employees operate from locations primarily in North America, Latin America, Europe, and Asia Pacific. For 50 years, Heidrick & Struggles has specialized in chief executive, board member and senior-level management search assignments for a broad spectrum of clients: multi-national corporations, mid-cap and start-up companies, nonprofit entities, educational institutions, foundations, associations and governmental units. The company is expanding its range of complementary services to offer solutions to senior management teams for their leadership needs, including recruitment of emerging talent, executive assessment, interim executive placement, and professional development.

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Peregrine Systems, AssetCenter and ServiceCenter are registered trademarks of
Peregrine Systems, Inc. All other marks are the property of their respective owners.